Exhibit 4(f)1

NEW ORLEANS PUBLIC SERVICE INC.

TO

BANK OF MONTREAL TRUST COMPANY

And

Z. GEORGE KLODNICKI,
As Trustees under New Orleans
Public Service Inc.’s Mortgage and
Deed of Trust, dated as of May 1, 1987

_________________

THIRD SUPPLEMENTAL INDENTURE

Providing among other things for
General and Refunding Mortgage Bonds
7% Series due March 1, 2003
(Fifth Series)
and
General and Refunding Mortgage Bonds
8% Series due March 1, 2023
(Sixth Series)

_________________

Dated as of March 1, 1993

THIRD SUPPLEMENTAL INDENTURE
_________________
THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 1993, between NEW ORLEANS PUBLIC SERVICE INC., a corporation of the State of Louisiana, whose post office address is 317 Baronne Street, New Orleans, Louisiana 70112 and BANK OF MONTREAL TRUST COMPANY, a corporation of the State of New York, whose principal office is located at 77 Water Street, New York, New York 10005 and Z. GEORGE KLODNICKI, whose post office address is 87 Prospect Avenue, Westwood, New Jersey 07675, as trustees under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Company (herein called the “Original Indenture”; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded and filed in various Parishes of the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Company and BANK OF MONTREAL TRUST COMPANY and Z. GEORGE KLODNICKI, as trustees (herein called the “First Supplemental Indenture”); and
WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Third Supplemental Indenture is to be recorded; and
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, the Company desires to create two new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and
WHEREAS, all things necessary to make this Third Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH: That NEW ORLEANS PUBLIC SERVICE INC., in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto Z. GEORGE KLODNICKI and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, as Trustees, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever (1) all rights, legal and equitable, of the Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf I Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City’s or such other entity’s intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the “Municipalization Interest”); and (2) all properties of the Company, real, personal and mixed of the kind or nature described or mentioned in the Original Indenture; and (3) all properties of the Company specifically described in Article VIII hereof and all other properties of the Company real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented), all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.
PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this Third Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto Z. GEORGE KLODNICKI and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Third Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustees by the Original Indenture as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Indenture, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.    Terms From the Original Indenture and First Supplemental Indenture. All defined terms used in this Third Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First Supplemental Indenture, as the case may be.

Section 1.02.    References are to Third Supplemental Indenture. Unless the context otherwise requires, all references herein to “Articles”, “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Third Supplemental Indenture, and the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

ARTICLE II

THE FIFTH SERIES

Section 2.01.    Bonds of the Fifth Series. There shall be a series of bonds designated 7% Series due March 1, 2003 (herein sometimes referred to as “Fifth Series”), each of which shall also bear the descriptive title “General and Refunding Mortgage Bond” unless subsequent to the issuance of such bonds a different descriptive title is permitted by Section 2.01 of the Original Indenture. The form of bonds of the Fifth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Fifth Series shall mature on March 1, 2003, and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Fifth Series shall bear interest at the rate of seven per centum (7%) per annum (except as hereinafter provided), payable semi-annually on March 1 and September 1 of each year, and at maturity, the first interest payment to be made on September 1, 1993 for the period from March 1, 1993 to September 1, 1993; the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the bonds of the Fifth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of the bonds of the Fifth Series shall bear interest (before and after judgment) at the rate of eight per centum (8%) per annum. Interest on the bonds of the Fifth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds of the Fifth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Fifth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Section 2.02.    Optional Redemption of Bonds of the Fifth Series. (a) Except as provided in Section 9.13 of the Original Indenture and Section 3.04 of the First Supplemental Indenture, as amended, bonds of the Fifth Series shall not be redeemable prior to March 1, 1998. On and after March 1, 1998, bonds of the Fifth Series shall be redeemable, at the option of the Company, in whole at any time, or in part from time to time, prior to maturity, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days prior to the date fixed for redemption, at the following general redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

GENERAL REDEMPTION PRICES
If redeemed during 12 month period ending the last day of February,

1994	106.90%	1999	101.97%
1995	105.91%	2000	100.99%
1996	104.93%	2001	100.00%
1997	103.94%	2002	100.00%
1998	102.96%	2003	100.00%

in each case together with accrued interest to the date fixed for redemption.
(b)On and after March 1, 1998, bonds of the Fifth Series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Original Indenture) of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 9.05 of the Original Indenture or subject to the provisions of Section 11.05 of the Original Indenture at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:
SPECIAL REDEMPTION PRICES
If redeemed during 12 month period ending the last day of February,

1999	100.00%	2002	100.00%
2000	100.00%	2003	100.00%
2001	100.00%

in each case together with accrued interest to the date fixed for redemption.
(c)Bonds of the Fifth Series are also redeemable after March 1, 1998 as provided in Section 4.11 of the First Supplemental Indenture, as amended.

(d)Bonds of the Fifth Series are also redeemable, at the option of the holders thereof, at any time as provided in Section 9.13 of the Original Indenture and Section 3.04 of the First Supplemental Indenture, as amended.

Section 2.03.    Transfer and Exchange. At the option of the registered owner, any bonds of the Fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Fifth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.
Upon any such exchange or transfer of bonds of the Fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Fifth Series.
Section 2.04.    Dating of Bonds and Interest Payments. (a) Bonds of the Fifth Series shall be dated as of the date of authentication and bear interest from March 1, 1993, provided that if any bond of the Fifth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Fifth Series after a date to which interest shall have been paid on such other bond or bonds, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from March 1, 1993 if authenticated and delivered prior to September 1, 1993.

(e)Notwithstanding the foregoing, bonds of the Fifth Series shall be dated so that the person in whose name any bond of the Fifth Series is registered at the close of business on the day (whether or not a business day) immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding bonds of the Fifth Series are registered on the day immediately preceding the date of payment of such defaulted interest. Any bond of the Fifth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of bonds of the Fifth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days next preceding any interest payment date of said series.

ARTICLE III

THE SIXTH SERIES

Section 3.01    Bonds of the Sixth Series. There shall be a series of bonds designated 8% Series due March 1, 2023 (herein sometimes referred to as “Sixth Series”), each of which shall also bear the descriptive title “General and Refunding Mortgage Bond” unless subsequent to the issuance of such bonds a different descriptive title is permitted by Section 2.01 of the Original Indenture. The form of bonds of the Sixth Series shall be substantially in the form of Exhibit B hereto. Bonds of the Sixth Series shall mature on March 1, 2023, and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Sixth Series shall bear interest at the rate of eight per centum (8%) per annum (except as hereinafter provided), payable semi-annually on March 1 and September 1 of each year, and at maturity, the first interest payment to be made on September 1, 1993 for the period from March 1, 1993 to September 1, 1993; the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the bonds of the Sixth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of the bonds of the Sixth Series shall bear interest (before and after judgment) at the rate of nine per centum (9%) per annum. Interest on the bonds of the Sixth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds of the Sixth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Sixth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Section 3.02.    Optional Redemption of Bonds of the Sixth Series. (a) Except as provided in Section 9.13 of the Original Indenture and Section 3.04 of the First Supplemental Indenture, as amended, bonds of the Sixth Series shall not be redeemable prior to March 1, 1998. On and after March 1, 1998, bonds of the Sixth Series shall be redeemable, at the option of the Company, in whole at any time, or in part from time to time, prior to maturity, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days prior to the date fixed for redemption, at the following general redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

GENERAL REDEMPTION PRICES
If redeemed during 12 month period ending the last day of February,

1994	107.32%	2009	101.83%
1995	106.96%	2010	101.46%
1996	106.59%	2011	101.10%
1997	106.23%	2012	100.73%
1998	105.86%	2013	100.37%
1999	105.49%	2014	100.00%
2000	105.13%	2015	100.00%
2001	104.76%	2016	100.00%
2002	104.39%	2017	100.00%
2003	104.03%	2018	100.00%
2004	103.66%	2019	100.00%
2005	103.30%	2020	100.00%
2006	102.93%	2021	100.00%
2007	102.56%	2022	100.00%
2008	102.20%	2023	100.00%

in each case together with accrued interest to the date fixed for redemption.
(f)On and after March 1, 1998, bonds of the Sixth Series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Original Indenture) of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 9.05 of the Original Indenture or subject to the provisions of Section 11.05 of the Original Indenture at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:
SPECIAL REDEMPTION PRICES
If redeemed during 12 month period ending the last day of February,

1999	100.00%	2012	100.00%
2000	100.00%	2013	100.00%
2001	100.00%	2014	100.00%
2002	100.00%	2015	100.00%
2003	100.00%	2016	100.00%
2004	100.00%	2017	100.00%
2005	100.00%	2018	100.00%
2006	100.00%	2019	100.00%
2007	100.00%	2020	100.00%
2008	100.00%	2021	100.00%
2009	100.00%	2022	100.00%
2010	100.00%	2023	100.00%
2011	100.00%

in each case together with accrued interest to the date fixed for redemption.
(g)Bonds of the Sixth Series are also redeemable after March 1, 1998 as provided in Section 4.11 of the First Supplemental Indenture, as amended.

(h)Bonds of the Sixth Series are also redeemable, at the option of the holders thereof, at any time as provided in Section 9.13 of the Original Indenture and Section 3.04 of the First Supplemental Indenture, as amended.

Section 3.03.    Transfer and Exchange. At the option of the registered owner, any bonds of the Sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Sixth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.
Upon any such exchange or transfer of bonds of the Sixth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Sixth Series.
Section 3.04.    Dating of Bonds and Interest Payments. (a) Bonds of the Sixth Series shall be dated as of the date of authentication and bear interest from March 1, 1993, provided that if any bond of the Sixth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Sixth Series after a date to which interest shall have been paid on such other bond or bonds, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from March 1, 1993 if authenticated and delivered prior to September 1, 1993.

(i)Notwithstanding the foregoing, bonds of the Sixth Series shall be dated so that the person in whose name any bond of the Sixth Series is registered at the close of business on the day (whether or not a business day) immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding bonds of the Sixth Series are registered on the day immediately preceding the date of payment of such defaulted interest. Any bond of the Sixth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of bonds of the Sixth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days next preceding any interest payment date of said series.

ARTICLE IV

OTHER PROVISIONS FOR RETIREMENT OF BONDS

Section 4.01.    Redemption at the Option of the Owner upon Consolidation or Merger.

a.The second sentence of subsection (a) of Section 3.04 of the First Supplemental Indenture, as amended, is hereby further amended to insert the following words immediately after the words “Section 4.01(a) of the Second Supplemental Indenture,”:

“shall (as to the New LP&L Bonds being exchanged for bonds of the Fifth Series) be subject to redemption at the option of the Company on terms similar to those provided in the Third Supplemental Indenture, shall (as to the New LP&L Bonds being exchanged for bonds of the Sixth Series) be subject to redemption at the option of the Company on terms similar to those provided in the Third Supplemental Indenture.”
b.The redemption prices for any bonds of the Fifth Series and the Sixth Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture shall be determined as follows:

(1)    If at the time the Exchange Notice is given the Outstanding bonds secured by the Indenture are rated by at least two nationally recognized statistical rating organizations, and the New LP&L Bonds are, or will be, rated by the same rating organizations higher than, or in the same generic rating categories as, the Outstanding bonds secured by the Indenture (such ratings to be evidenced by an Officers’ Certificate), the redemption price shall be equal to the principal amount of the bonds to be redeemed, together with accrued interest to the date fixed for redemption. The New LP&L Bonds and the Outstanding bonds secured by the Indenture shall be deemed to be rated in the same generic rating category if their respective ratings are both (i) within the same generic rating level (e.g., “BBB” or “baa”) and (ii) within one numerical or “plus” or “minus” modifier of each other.
(2)    If at the time the Exchange Notice is given the conditions of clause (1) are not satisfied, the redemption prices shall be the general redemption prices set forth in Section 2.02(a) hereof for bonds of the Fifth Series and in Section 3.02(a) hereof for bonds of the Sixth Series, in each case together with accrued interest to the date fixed for redemption.
c.Subclause (B) of clause (i) of subsection (b) of Section 4.11 of the First Supplemental Indenture is hereby amended to insert the following words immediately after the words “Section 3.04(c)(2),”:

“, at a redemption price, in the case of bonds of the Fifth Series, equal to 100% of the principal amount of the bonds to be redeemed, and at a redemption price, in the case of bonds of the Sixth Series, equal to 100% of the principal amount of the bonds to be redeemed, in each case”

ARTICLE V

COVENANTS

Section 5.01.    Maintenance of Paying Agency. So long as any bonds of the Fifth Series or Sixth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of or interest on any bonds of the Fifth Series or Sixth Series, as the case may be, shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

Section 5.02.    Further Assurances. (a) From time to time whenever reasonably requested by the Trustee or the holders of not less than a majority in principal amount of bonds of the Fifth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

b.From time to time whenever reasonably requested by the Trustee or the holders of not less than a majority in principal amount of bonds of the Sixth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

Section 5.03.    Limitation on Restricted Payments. (a) So long as any bonds of the Fifth Series or Sixth Series are Outstanding, the Company covenants that it will not declare any dividends on its common stock (other than (1) a dividend payable solely in shares of its common stock or (2) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock) or make any distribution on outstanding shares of its common stock or purchase or otherwise acquire for value any outstanding shares of its common stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its common stock) unless after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to February 28, 1993 (other than any dividend declared by the Company on or before February 28, 1993) does not exceed (without giving effect to (1) any such dividends, distributions, purchases or acquisitions, or (2) any net transfers from earned surplus to stated capital accounts) the sum of (A) the aggregate amount credited subsequent to February 28, 1993, to earned surplus, (B) $150,000,000 and (C) such additional amounts as shall be authorized or approved, upon application by the Company and, after notice by the SEC under the Holding Company Act.

b.For the purpose of this Section 5.03, the aggregate amount credited subsequent to February 28, 1993, to earned surplus shall be determined in accordance with applicable generally accepted accounting principles and practices (or, if in the opinion of the Company’s independent public accountants (delivered to the Trustee) there is an absence of any such generally accepted accounting principles and practices as to the determination in question, then in accordance with sound accounting practices) and after making provision for dividends upon any preferred stock of the Company, accumulated subsequent to such date, and in addition there shall be deducted from earned surplus all amounts (without duplication) of losses, write-offs, write-downs or amortization of property, whether extraordinary or otherwise, recorded in and applicable to a period or periods subsequent to February 28, 1993.

ARTICLE VI

RESERVATION OF RIGHTS TO AMEND
CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

Section 6.01.    Reservation of the Right of Amendment - Excepted Encumbrances and Releases. The Company reserves the right, without any consent or other action by holders of bonds of the Fifth Series or Sixth Series or of any subsequently created series, to amend the Indenture as follows:

To amend subdivision (e) of Section 1.06 of the Original Indenture to read as follows:
“(e) easements, servitudes, ground leases, restrictions, exceptions or reservations in any property and/or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, transportation lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company;”
To amend Section 11.02 of the Original Indenture by deleting the word “and” at the end of subdivision (2), replacing the period at the end of subdivision (3) with a semicolon, immediately followed by the word “and”, and adding the following subdivision (4) at the end of Section 11.02 to read as follows:
“(4) grant, free from the Lien of this Indenture, and/or effect the subordination of the Lien of this Indenture to, easements, servitudes, ground leases or rights of way in, upon, over and across the property or rights of way of the Company for the purpose of roads, pipe lines, transmission lines, transportation lines, distribution lines, communications lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment; provided that such grant does not materially impair the use of the property or rights of way for the purposes for which such property or rights of way are held by the Company.”
Section 6.02.    Reservation of the Right of Amendment - Issuance of Rate Recovery Mortgage Bonds. The Company reserves the right, without any consent or other action by holders of bonds of the Fifth Series or Sixth Series or of any subsequently created series to amend the Indenture as follows:
To amend the first paragraph of Section 4.01 of the Original Indenture to read as follows:
“Section 4.01. The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver under this Section 4.01 bonds of one or more series constituting Rate Recovery Mortgage Bonds, with a maturity not later than September 30, 2001, registered as to principal and in an aggregate principal amount not exceeding Two Hundred Eighty Million Dollars ($280,000,000), but only after the Trustee shall have received the following:”
Section 6.03.    Reservation of the Right of Amendment - Officers’ Certificate under Section 5.05(2) of the Original Indenture. The Company reserves the right, without any consent or other action by holders of bonds of the Fifth Series or Sixth Series or any subsequently created series, to amend the Indenture as follows:

To amend subdivision (2) of Section 5.05 of the Original Indenture to read as follows:
“(2) an Officers’ Certificate complying with the requirements of Section 19.05 hereof and stating that to the knowledge of the signers none of the events which itself or with a lapse of time or the giving of notice or both would constitute a Default hereunder has occurred and is continuing;”
Section 6.04.    Reservation of the Right of Amendment - Redemption at the Option of Holders of Bonds. The Company reserves the right, without any consent or other action by holders of bonds of the Fifth Series or Sixth Series or any subsequently created series, to amend the Indenture as follows:

To delete Section 9.13 of the Original Indenture, and all references thereto in the Original Indenture.
Section 6.05.    Reservation of the Right of Amendment - Release of Mortgaged and Pledged Property. The Company reserves the right, without any consent or other action by holders of bonds of the Fifth Series or Sixth Series or of any subsequently created series, to amend the Indenture as follows:

To amend subdivision (2) of Section 11.03 of the Original Indenture by deleting the word “and” at the end of clause (e), adding the word “and” at the end of clause (f) and adding the following clause (g) at the end of subdivision (2) to read as follows:
“(g) the release value of the property to be released, being: as to property owned by the Company on December 31, 1986, the depreciated book value thereof on that date, and as to any other property of the Company, the Cost thereof;”
To amend the first paragraph of subdivision (3) of Section 11.03 of the Original Indenture to read as follows:
“(3) an amount in cash (including any amount in cash deposited with the Trustee pursuant to the requirements of Section 9.12 hereof which the Company elects, as evidenced by an Officers’ Certificate, to be also credited against the cash to be held pursuant to this subdivision (3)) to be held by the Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the release value of the property to be released, as specified in the Engineer’s Certificate provided for in subdivision (2) above, exceeds the aggregate of the following items:”
To amend Section 11.04 of the Original Indenture by inserting “(I)” before the word “Unless” in the first line thereof, and by adding the following Subsection (II) at the end of Section 11.04:
“(II) Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property that is not Funded Property, except the Municipalization Interest or cash then held by the Trustee (provided, however, that obligations secured by purchase money mortgage deposited with the Trustee shall not be released except as provided in Section 11.05 hereof), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Trustee of the following (in lieu of complying with the requirements of Section 11.03 hereof):
(1)    an Officers’ Certificate complying with the requirements of Section 19.05 hereof and describing in reasonable detail the property to be released and requesting such release, and stating:
(a)    that the Company is not in default in the payment of interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;
(b)    that the Company has sold, leased, granted an interest in, exchanged, dedicated or disposed of, or intends or has agreed to sell, lease, grant an interest in, exchange, dedicate or dispose of or that a governmental body or agency has exercised a right to order the Company to divest itself of, the property to be released;
(c)    that the property to be released is not Funded Property;

(d)    that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is, in the opinion of the signers, desirable in the conduct of the businesses of the Company; and
(e)    the amount of cash and/or principal amount of obligations secured by purchase money mortgage received or to be received for any portion of said property sold to any Federal, State, Parish, County, Municipal or other governmental bodies or agencies or public or semi-public corporations, districts, or authorities;
(2)    an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:
(a)    the fair value, in the opinion of the signers, of the property (or securities) to be released;
(b)    that, in the opinion of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and
(c)    that the Company has Property Additions constituting property that is not Funded Property (not including the property then being released) of a Cost or fair value to the Company (whichever is less) of not less than one dollar ($1) (after making any deductions and any additions pursuant to the provisions of Section 1.04 hereof);
(3)    an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with; and
(4) in case the Trustee is requested to release any franchise, an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating that in his or their opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties.”
To amend the twelfth paragraph of Section 1.02 of the Original Indenture to read as follows:
“The term ‘Engineer’s Certificate’ shall mean a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and by an Engineer (who may be an employee of the Company) appointed by the Board of Directors of the Company; provided, however, if any property or securities are to be released from the Lien of this Indenture, the Engineer’s Certificate as to the fair value of such property or securities and as to matters referred to in clause (f) of subdivision (2) of Section 11.03 hereof or clause (b) of subdivision (2) of Section 11.04 (II) hereof shall be made by an Independent Engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time Outstanding; but such a certificate of an Independent Engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate of (x) the principal amount of the bonds at the time Outstanding hereunder and (y) the principal amount of the bonds at the time Outstanding, as therein defined, under the 1944 Mortgage. If and to the extent required by the provisions of Section 19.05 hereof, each such certificate shall include the statements provided for in such Section.”

Section 6.06.    Reservation of the Right of Amendment - Release of Property taken by Eminent Domain, etc. The Company reserves the right, without consent or other action by holders of bonds of the Fifth Series or Sixth Series or of any subsequently created series, to amend the Indenture as follows:

The last sentence of Section 11.06 of the Original Indenture shall be amended to read as follows:
“An amount equal to the net proceeds of all property so taken or acquired (which proceeds shall, in either event, be required to be entirely in the form of cash) shall be paid over to the Trustee (except to the extent that such net proceeds (not constituting proceeds of the Municipalization Interest) shall have been paid or delivered to the holder of a lien prior hereto in accordance with the provisions thereof and a certificate of such trustee or other holder to that effect shall have been furnished to the Trustee), and (if paid over to the Trustee hereunder) may, subject to the provisions of Section 9.12 hereof, thereafter be withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions provided in Section 11.05 hereof.”
Section 6.07.    Reservation of the Right of Amendment - Net Earning Certificate. The Company reserves the right, without consent or other action by holders of bonds of the Fifth Series or Sixth Series or of any subsequently created series, to amend the Indenture as follows:

To amend the third line of subdivision (A) of Section 1.07 of the Original Indenture by replacing the phrase “within the fifteen (15) calendar months” with the phrase “within the eighteen (18) calendar months”.
Section 6.08.    Reservation of the Right of Amendment - Defaults. The Company reserves the right, without consent or other action by holders of bonds of the Fifth Series or Sixth Series or of any subsequently created series, to amend the Indenture as follows:

Subdivision (b) of Section 12.01 of the Original Indenture shall be amended to read as follows:
“(b) Failure to pay interest upon any bond hereby secured for a period of thirty (30) days after such interest shall have become due and payable;”
Subdivision (e) of Section 12.01 of the Original Indenture shall be amended to read as follows:
“(e) The expiration of a period of ninety (90) days after the mailing by the Trustee to the Company of a written demand (citing this provision), or by the holders of fifteen per centum (15%) in principal amount of the bonds at the time Outstanding hereunder (determined as provided in Section 12.07 hereof) to the Company and to the Trustee of a written demand, that the Company perform a specified covenant or agreement contained herein or in any indenture supplemental hereto or in any bond secured hereby, which specified covenant or agreement the Company shall have failed to perform prior to such mailing, unless the Company during such period shall have performed such specified covenant or agreement or shall have in good faith commenced efforts to perform the same. The Trustee may, and, if requested in writing so to do by the holders of a majority in principal amount of the bonds then Outstanding, shall, make such demand;”
The first two paragraphs of Section 12.14 of the Original Indenture shall be amended to read as follows:
“Section 12.14. The Company covenants that if default shall be made in the payment of the principal of any bond hereby secured when the same shall become due and payable, whether by the maturity of said bond or otherwise, or in the case of a default in the payment of the interest on any bond for a period of thirty (30) days after such interest shall have become due and payable, then upon demand of the Trustee, the Company will pay to the Trustees, for the benefit of the holders of the bonds and coupons then secured hereby, the whole amount due and payable on all such bonds and coupons for principal, premium, if any, and interest, with interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum.
In the case of a default in payment of the principal of any bond when the same shall become due and payable, or in the case of a default in the payment of the interest on any bond for a period of thirty (30) days after such interest shall have become due and payable, the Trustees, or either of them, may recover judgment, in their own names and as trustees of an express trust, against the Company for the whole amount of such principal, interest and any premium remaining unpaid together with interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum.”
Section 6.09.    Reservation of the Right of Amendment - LP&L Merger. The Company reserves the right, without any consent or other action by holders of bonds of the Fifth Series or Sixth Series or of any subsequently created series, to amend the Indenture as follows:

To amend clause (ii) of subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended, to read in its entirety as follows:
“(ii) such event is not a Default set forth in clauses (a), (b), (c), (d) or (g) of Section 12.01 of the Original Indenture, and”
To amend subclause (A) of clause (iii) of subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended to read in its entirety as follows:
“(A) Section 5.03 of the Third Supplemental Indenture, or”

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01.    Acceptance of Trusts. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

“The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Third Supplemental Indenture”.

Section 7.02.    Effect of Third Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Third Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Third Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and are irrevocably appointed special agents and representatives of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 7.03.    Record Date. The holders of the bonds of the Fifth Series and the Sixth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Fifth Series or the Sixth Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 7.04.    Titles. The titles of the several Articles and Sections of this Third Supplemental Indenture shall not be deemed to be any part hereof.

Section 7.05.    Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.06.    Governing Law. The laws of the State of New York shall govern this Third Supplemental Indenture and the bonds of the Fifth Series and Sixth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

ARTICLE VIII

SPECIFIC DESCRIPTION OF PROPERTY

(Unless otherwise specifically stated, all recordation or registration references set forth hereinafter are references to Conveyance Office Books and Folios thereof in the Conveyance Office of the Parish of Orleans, State of Louisiana.)
PARAGRAPH ONE
The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipelines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-ways, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.
PARAGRAPH TWO
The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoycd or capable of being used or enjoyed in conjunction with any of them, including all the Company’s right, title and interest in and to the following property situated in the Parish of Orleans, State of Louisiana:
(1)    Additions, improvements and replacements to the Derbigny 230/24 KV Substation, located in the First District of New Orleans situated in part on/and those certain tracts or parcels of land owned by others and described in Article XX, Paragraph Two, Sub-Paragraph (6) of the Original Indenture.
(2)    Additions, improvements and replacements to the Dublin Substation, now the Dublin 230/24 KV Substation, situated in the Seventh District of New Orleans on/and those certain tracts or parcels of land described in Article XX, Paragraph Two, Sub-Paragraph (7) of the Original Indenture.
(3)    Additions, improvements and replacements to the Joliet Substation, now the Joliet 230/24 KV Substation, situated in the Seventh District of New Orleans on/and that certain tract or parcel of land described in Article XX, Paragraph Two, Sub-Paragraph (10) of the Original Indenture.
(4) Additions, improvements and replacements to the Midtown 230/115 KV Substation, situated in the First District of New Orleans on/and those certain tracts or parcels of land described in Article XX, Paragraph Two, Sub-Paragraph (11) of the Original Indenture.
PARAGRAPH THREE
All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust, including the following property situated in the Parish of Orleans, State of Louisiana, described as:
(1)    That certain tract or parcel of land particularly described as follows:
A CERTAIN PIECE OR PORTION OF GROUND, together with all the improvements situated thereon, and all of the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in Section 6, Township 12 South, Range 13 East, Southeast Land District, Orleans Parish, Louisiana, identified as Parcel 2A-1 as shown on a plan of resubdivision prepared by Varisco, Incorporated, Engineers, Planners & Land Surveyors, signed by Joseph F. Varisco, Jr., Professional Land Surveyor and Civil Engineer, dated November 3, 1986, revised March 4 and 19, and April 1, 1987, approved in proceedings No. 14/87 of the City Planning Commission and filed on April 20, 1987, under Notarial Archives No.

702147, and registered in the Conveyance Records of Orleans Parish, Louisiana, at C.O.B. 809, Folio 542, which property is more particularly described as follows:
Commencing from a point on the east right of way line of Paris Road located approximately 250.00 feet to the right of and opposite approximate Highway Survey Station 132+70 of the survey line of State of Louisiana, State Project No. 450-43--47 (Paris Road) I-510; thence proceed from this point on a bearing of South 00 degrees, 42 minutes, 40 seconds East, for a distance of 100.97 feet to a point; thence North 86 degrees, 51 minutes, 09 seconds East, for a distance of 1231.07 feet to a point; thence South 05 degrees, 42 minutes, 27 seconds East, for a distance of 472.71 feet to a point; thence continuing along the bearing of South 05 degrees, 42 minutes, 27 seconds East, for a distance of 838.07 feet to a point, this point being the POINT OF BEGINNING; thence South 70 degrees, 22 minutes, 23 seconds West, for a distance of 1404.74 feet to a point on the east right of way line of Paris Road acquired by State of Louisiana, State Project No. 450-43-47, New Orleans Loop (Gulf Outlet Bridge I-10) Orleans Parish, Louisiana, which said point is located South 00 degrees, 42 minutes, 40 seconds East, a distance of 461.23 feet, South 89 degrees, 17 minutes, 20 seconds West, a distance of 13.00 feet, and along the arc of a curve having a radius of 1740.86 feet (a chord of which bears South 05 degrees, 52 minutes, 40 seconds East, a distance of 313.54 feet) an arc length of 313.97 feet from the intersection of southerly right of way line of Dwyer Road Interchange with the easterly right of way line of Paris Road; thence along the east right of way line of Paris Road along the arc of a curve having a radius of 1740.86 feet (a chord of which bears South 12 degrees, 37 minutes, 20 seconds East, a distance of 96.20 feet) an arc length of 96.22 feet to a point; thence continuing along aforementioned right of way line along the arc of a curve having a radius of 291.00 feet (a chord of which bears South 39 degrees, 07 minutes, 00 seconds East, a distance of 245.09 feet) an arc length of 252.98 feet to a point; thence along the northerly line of a servitude 80 feet in width for power line on a bearing of North 70 degrees, 19 minutes, 15 seconds East, for a distance of 1254.05 feet to a point; thence North 05 degrees, 42 minutes, 27 seconds West, for a distance of 335.23 feet returning to the POINT OF BEGINNING; said parcel of land contains an area of 443,088.40 square feet, which is equal to 10.17 Acres.
The above property description being also in accordance with a plan of survey of J. J. Krebs & Sons, Inc., prepared by Randall W. Brown, Registered Land Surveyor, State of Louisiana, Reg. No. 04586, dated December 19, 1990.
Being the same property acquired by Rebus Realty Co., Inc., from Secor Bank, Federal Savings Bank, by deed effective January 10, 1991, filed in the Notarial Archives of the Parish of Orleans, Louisiana, on January 10, 1991 as Notarial Archives No. 873282 and registered in the Conveyance Records of the Parish of Orleans, Louisiana, on January 10, 1991 as Instrument No. 30864; acquired by the Company from Rebus Realty Co., Inc. by Counterletter acknowledged before Eugene G. Taggart, Notary Public, on January 10, 1991, filed in the Notarial Archives of the Parish of Orleans, Louisiana, on March 6, 1991 as Notarial Archives No. 880535 and registered in the Conveyance Records of Parish of Orleans, Louisiana, on March 6, 1991 as Instrument No. 32875.
(2)    The New Orleans East Service Center building, equipment and furnishings, situated in the Third District of New Orleans on/and that certain tract of land particularly described in Article XX, Paragraph One, Sub-Paragraph (3)(c) of the Original Indenture.

(3)    The East Lake Business Office building, equipment and furnishings, consisting solely of leasehold improvements, situated on land owned by others in the Third District of New Orleans in the East Lake Shopping Center, bearing Municipal No. 9701 I-10 Service Road.
(4)    The Canal Street Business Office building, equipment and furnishings, consisting solely of leasehold improvements, situated on land owned by others in the First District of New Orleans on property bearing Municipal No. 2330 Canal Street.
(5)    The Carrollton Business Office building, equipment and furnishings, consisting solely of leasehold improvements, situated on land owned by others in the Seventh District of New Orleans on property bearing Municipal No. 3801 Cambronne Street.
PARAGRAPH FOUR
The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private, including all of the Company’s right, title and interest in and to the following property situated in the Parish of Orleans, State of Louisiana, to-wit:
(1)    Additions, improvements and replacements to Transmission Line No. 71 (formerly designated No. 89), described in Article XX, Paragraph Four, Sub-Paragraph (7) of the Original Indenture, said additions, improvements and replacements including conversion of said line to 230 KV and commencing at the Derbigny Substation and extending thence in a generally northwesterly direction to the Midtown Substation for a distance of approximately 1-1/2 miles and the rerouting of a portion of such line that extends from the Midtown Substation in a generally southwesterly direction for a distance of approximately 3-1/2 miles to a point on the Orleans-Jefferson Parish line located approximately 1-1/4 miles north of the Nine Mile Point Steam Electric Generating Station of Louisiana Power & Light Company.
(2)    That certain 230 KV single circuit, steel pole Transmission Line No. 72, formerly a portion of Transmission Line No. 97 described in Article XX, Paragraph Four, Sub-Paragraph (15) of the Original Indenture, said Transmission Line No. 72 extending from the Market Street Steam Electric Generating Station in a generally northwesterly direction to the Derbigny Substation, a distance of approximately 3 miles.
(3)    Additions, improvements and replacements to Transmission Line No. 95, described in Article XX, Paragraph Four, Sub-Paragraph (13) of the Original Indenture, including conversion of said line to 230 KV.
(4)    Additions, improvements and replacements to Transmission Line No. 97, described in Article XX, Paragraph Four, Sub-Paragraph (15) of the Original Indenture, including the rerouting of a portion of such line so that the portion of the line that extends in a generally northeasterly direction for a distance of approximately 8 miles to a point on the Orleans-St. Bernard Parish line located approximately 3/4 of a mile east of the Tricou Substation commences at the Derbigny Substation.

PARAGRAPH FIVE
The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company’s other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private, all located in the Parish of Orleans, State of Louisiana.
PARAGRAPH SIX
The Gas Distributing Systems of the Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Company’s other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Company’s rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private, including all the Company’s right, title and interest in and to the following situated in the State of Louisiana:
ORLEANS PARISH
(1)    Gas City Gate No. 13, situated in the Third District of New Orleans on land owned by others and located at Municipal Number 6435 St. Claude Avenue at the Orleans-St. Bernard Parish line near Jackson Barracks.
(2)    Gas City Gate No. 14, situated in the Third District of New Orleans on land owned by others and located at Paris Road approximately 150 feet north of Bayou Bienvenue.
(3)    That certain concrete-coated steel 8 inch high pressure gas main transmission pipeline extending from Gas City Gate No. 9, which is located approximately 1/2 mile easterly of Industrial Parkway, in a westerly direction for a distance of approximately 1.6 miles to a 12 inch pipeline owned by others located in the 14000 block of Intracoastal Drive.
(4)    Additions, improvements and replacements to Gas Booster Station No. 115, described in Article XX, Paragraph Six, Sub-Paragraph (43) of the Original Indenture, said additions, improvements and replacements including the relocation of such station to the “neutral ground” or median area of Fontainebleau Drive near S. Lopez Street in the Sixth District of New Orleans on land owned by others.
PARAGRAPH SEVEN
All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing bodies of the City of New Orleans, State of Louisiana.
Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights‑of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.

IN WITNESS WHEREOF, NEW ORLEANS PUBLIC SERVICE INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and BANK OF MONTREAL TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries, and Z. GEORGE KLODNICKI has hereunto set his hand and affixed his seal, all as of the day and year first above written.
NEW ORLEANS PUBLIC SERVICE INC.

By:     /s/ Glenn E. Harder
GLENN E. HARDER
Vice President

Attest:

/s/ Lee W. Randall
LEE W. RANDALL
Assistant Secretary

Executed, sealed and delivered by
NEW ORLEANS PUBLIC SERVICE INC.
in the presence of:

/s/ Lisa A. Greiner

/s/ Duane C. Lebl

BANK OF MONTREAL TRUST COMPANY,
As Trustee

BY:     /s/ Mark F. McLaughlin
MARK F. MCLAUGHLIN
Vice President and
Trust Officer

Attest:

/s/ Therese Gaballah
THERESE GABALLAH
Assistant Secretary

/s/ Z. George Klodnicki    [L.S.]
Z. GEORGE KLODNICKI,
As Co-Trustee

Executed, sealed and delivered by
BANK OF MONTREAL TRUST COMPANY
and Z. GEORGE KLODNICKI
in the presence of:

/s/ [illegible]

/s/ [illegible]

STATE OF LOUISIANA    )
) SS.:
PARISH OF ORLEANS     )

On this 1st day of March, 1993, before me appeared GLENN E. HARDER, to me personally known, who, being duly sworn, did say that he is a Vice President of NEW ORLEANS PUBLIC SERVICE INC., and that the seal affixed to said instrument is the corporate seal of said corporation and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said GLENN E. HARDER acknowledged said instrument to be the frcc act and deed of said corporation.
On the 1st day of March, in the year 1993, before me personally came GLENN E. HARDER, to me known, who, being by me duly sworn, did depose and say that he resides at 106 West Ruelle, Mandeville, Louisiana 70448; that he is a Vice President of NEW ORLEANS PUBLIC SERVICE INC., one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
/s/ Chris Screen
Christopher T. Screen
Notary Public
Parish of Jefferson, State of Louisiana
My Commission is Issued for Life

STATE OF NEW YORK    )
) SS.:
COUNTY OF NEW YORK     )

On this 1st day of March, 1993, before me appeared MARK F. MCLAUGHLIN, to me personally known, who, being duly sworn, did say that he is a Vice President and Trust Officer of BANK OF MONTREAL TRUST COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said MARK F. MCLAUGHLIN acknowledged said instrument to be the free act and deed of said corporation.
On the 1st day of March, in the year 1993, before me personally came MARK F. MCLAUGHLIN, to me known, who, being by me duly sworn, did depose and say that he resides at 44 Norwood Avenue, Allenhurst, New Jersey 07711; that he is a-Vice President and Trust Officer of BANK OF MONTREAL TRUST COMPANY, one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Maureen Radigan
Maureen Radigan
Notary Public, State of New York
No. 31-4971219
Qualified in New York County
Commission Expires August 27, 1994

STATE OF NEW YORK    )
) SS.:
COUNTY OF NEW YORK     )

On this 1st day of March, 1993, before me personally appeared Z. GEORGE KLODNICKI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.
On the 1st day of March, 1993, before me personally came Z. GEORGE KLODNICKI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

/s/ Maureen Radigan
Maureen Radigan
Notary Public, State of New York
No. 31-4971219
Qualified in New York County
Commission Expires August 27, 1994

EXHIBIT A

[FORM OF BOND OF THE FIFTH SERIES]
(See legend at the end of this bond for
restrictions on transferability and change of form)

GENERAL AND REFUNDING MORTGAGE BOND
7% Series due March 1, 2003

CUSIP No. 647 770 AM 8
No. _____________    $___________

NEW ORLEANS PUBLIC SERVICE INC., a corporation duly organized and existing under the laws of the State of Louisiana (hereinafter called the Company), for value received, hereby promises to pay to __________, or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $_________ on March 1, 2003, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from March 1, 1993, if the date of this bond is prior to September 1, 1993, or, if the date of this bond is on or after September 1, 1993, from the March 1 or September 1 next preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of seven per centum (7%) per annum in like coin or currency on March 1 and September 1 in each year and at maturity until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of eight per centum (8%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the day (whether or not a business day) immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, 7% Series due March 1, 2003 (herein called bonds of the Fifth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to Bank of Montreal Trust Company and Z. George Klodnicki, as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Fifth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.
No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.
The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to be maintained by the Company in The City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
This bond is redeemable at the option of the Company under certain circumstances in the manner and at such redemption prices as are provided in the Mortgage. This bond is also redeemable at the option of the owner upon the events, in the manner and at such redemption prices as are specified in the Mortgage.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, New Orleans Public Service Inc. caused this bond to be signed in its corporate name by its Chairman of the Board., Chief Executive Officer, President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.
Dated:

NEW ORLEANS PUBLIC SERVICE INC.

By:
Title:

Attest:

Title:

[FORM OF TRUSTEE’S
AUTHENTICATION CERTIFICATE]

TRUSTEE’S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.
BANK OF MONTREAL TRUST COMPANY,
as Trustee,

By:
Authorized Signature

LEGEND
Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by the Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).

EXHIBIT B

[FORM OF BOND OF THE SIXTH SERIES]
(See legend at the end of this bond for
restrictions on transferability and change of form)

GENERAL AND REFUNDING MORTGAGE BOND
8% Series due March 1, 2023

CUSIP No. 647 770 AN 6
No. _____________    $___________

NEW ORLEANS PUBLIC SERVICE INC., a corporation duly organized and existing under the laws of the State of Louisiana (hereinafter called the Company), for value received, hereby promises to pay to ______________, or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $________ on March 1, 2023, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from March 1, 1993, if the date of this bond is prior to September 1, 1993, or, if the date of this bond is on or after September 1, 1993, from the March 1 or September 1 next preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of eight per centum (8%) per annum in like coin or currency on March 1 and September 1 in each year and at maturity until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of nine per centum (9%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the day (whether or not a business day) immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, 8% Series due March 1, 2023 (herein called bonds of the Sixth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to Bank of Montreal Trust Company and Z. George Klodnicki, as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.
The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Sixth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.
No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.
The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to he maintained by the Company in The City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
This bond is redeemable at the option of the Company under certain circumstances in the manner and at such redemption prices as are provided in the Mortgage. This bond is also redeemable at the option of the owner upon the events, in the manner and at such redemption prices as are specified in the Mortgage.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, New Orleans Public Service Inc. caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.
Dated:

NEW ORLEANS PUBLIC SERVICE INC.

By:
Title:

Attest:

Title:

[FORM OF TRUSTEE’S
AUTHENTICATION CERTIFICATE]
TRUSTEE’S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.
BANK OF MONTREAL TRUST COMPANY,
as Trustee,

By:
Authorized Signature

LEGEND
Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by the Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).